                                                                  Exhibit 2.1(a)


                                   APPENDIX A

  Structure for Transfers of Mendik Property Interests to Operating Partnership

A.   Two Penn Plaza

     1. The Major Partner's limited partnership interests in Two Penn Plaza Associates would be transferred to the Operating Partnership, as the assignee of Mendik/FW LLC of the Major Partner Agreement with respect to Two Penn Plaza Associates, in exchange for the number of Units set forth on Schedule A with respect to such transfers, in accordance with the terms of such Major Partner Agreement as the same may be hereafter amended, with the consent of Vornado (not to be unreasonably withheld or delayed). Such assignment of the Major Partner Agreement would provide that any refunds of real estate taxes received with respect to Two Penn Plaza for periods prior to the Closing Date would be retained by Mendik/FW LLC.

     2. The Mendik Partnership L.P.'s general partnership interest in Two Penn Plaza Associates would be transferred to a limited liability company ("LLC") which is wholly owned by the Operating Partnership ("OP Sub-2 Penn") in exchange for the number of Units set forth on Schedule A with respect to such transfer.

     3. The interests of all of the other partners in Two Penn Plaza Associates, L.P. would be transferred to the Operating Partnership in exchange for the number of Units set forth on Schedule A with respect to such transfers. As a result, OP Sub-2 Penn would be the sole general partner of Two Penn Plaza Associates and the Operating Partnership would be the sole limited partner thereof.

     4. The Major Partner would transfer its Units to Vornado in exchange for a like number of shares.

B.   11 Penn Plaza

     1. Eleven Penn Plaza Company would be converted to an LLC. M 393 Associates would be converted to an LLC. A qualified REIT subsidiary would contribute a small amount of cash (as set forth on Schedule A with respect to such transfer) to M 393 Associates LLC in exchange for a small interest in M 393 Associates LLC.

     2. The interests of all of the partners of M/F Associates, M/F Eleven Associates, M/S Associates and M/S Eleven Associates would be transferred to a wholly owned LLC of the Operating Partnership ("OP Sub-11 Penn") in exchange for the number of Units set forth on Schedule A with respect to such transfers. As a result, all of such partnerships would dissolve by operation of law. Upon such dissolutions, the interests in M 393 Associates LLC would be owned by

OP Sub-11 Penn and the qualified REIT subsidiary. All of the interests in M Eleven Associates would be owned by OP Sub-11 Penn and would dissolve by operation of law.

     3. Eleven Penn Plaza Company LLC would be owned 50% by OP Sub-11 Penn and 50% by M 393 Associates LLC.

C.   1740 Broadway

     1. If the Closing Date shall be on or before the Outside Date (as defined in Section 5.12 of the Agreement):

          a. The Major Partner interests in 1740 Broadway Associates would be purchased by a wholly owned LLC of the Operating Partnership ("OP Sub-1740"), as the assignee of Mendik/FW LLC of the Major Partner Agreement with respect to 1740 Broadway Associates, for cash (in the amount set forth on Schedule A annexed hereto and made a part hereof with respect to such transfers) in accordance with the terms of such Major Partner Agreement as the same may be hereafter amended, with the consent of Vornado (not to be unreasonably withheld or delayed). Such assignment of the Major Partner Agreement would provide that any refunds of real estate taxes received with respect to 1740 Broadway for periods prior to the Closing Date would be retained by Mendik/FW LLC.

          b. The interests of the partners in 1740 Broadway Investment Company other than the interests of Mr. Mendik, MIL Equities and 1740 Corp., would be purchased by the Operating Partnership for cash in the amount set forth on Schedule A with respect to such transfer. The interests of Mr. Mendik, MIL Equities and Mendik 1740 Corp. in 1740 Broadway Investment Company would be transferred to the Operating Partnership for the number of Units set forth on Schedule A with respect to such transfers. Upon such purchase and transfers, 1740 Broadway Investment Company would dissolve by operation of law.

          c. Mendik 1740 Corp.'s interest in 1740 Broadway Associates would be transferred to Op Sub-1740 in exchange for Units, in the number set forth on Schedule A with respect to such transfer. As a result, OP Sub-1740 would be the sole partner of 1740 Broadway Associates, and OP Sub-1740 and the Operating Partnership would be the limited partners of 1740 Broadway Associates.

          d. If less than all of the partners in 1740 Broadway Investment Company consent to the transfers of their interests, then 1740 Broadway Investment Company would transfer its interest as a partner in 1740 Broadway Associates, L.P. to the Operating Partnership for cash in the amount set forth on Schedule A with respect to such transfer.

     2. If the Closing Date shall be after the Outside Date and the Vornado 1740 Sub (as defined in Section 5.12 of the Agreement) shall have acquired


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

all of the interests in 1740 Broadway Associates as contemplated by Section 5.12 of the Agreement, then the Vornado 1740 Sub would transfer all of such interests to the Operating Partnership or to OP Sub-1740, as Vornado shall elect. As a result, 1740 Broadway Associates would be wholly owned by the Operating Partnership and/or OP Sub-1740.

     The assignment of the Major Partner Agreement from Mendik/FW LLC to Vornado in accordance with Section 5.12 of the Agreement would provide that any refunds of real estate taxes received with respect to 1740 Broadway for periods prior to the Outside Date would be retained by Mendik/FW LLC.

D.   866 U.N. Plaza

     At the closing, all of the interests in 866 U.N. Plaza Associates LLC would be transferred to the Operating Partnership in exchange for the number of Units set forth on Schedule A with respect to such transfers. As a result, the Operating Partnership would be the sole member of 866 U.N. Plaza Associates LLC.

E.   Two Park

     1. a. If the Closing Date shall be on or before the Outside Date, then the Major Partner interests in B&B would be purchased by a wholly owned LLC of the Operating Partnership ("OP Sub-B&B"), as the assignee of Mendik/FW LLC of the Major Partner Agreement with respect to B&B, for cash (in the amount set forth on Schedule A with respect to such transfers) in accordance with the terms of such Major Partner Agreement as the same may be hereafter amended, with the consent of Vornado (not to be unreasonably withheld or delayed). Immediately after such acquisition, OP Sub-B&B would transfer its interest as a limited partner in B&B to the Operating Partnership. Such assignment of the Major Partner Agreement would provide that any refunds of real estate taxes received with respect to Two Park Avenue for periods prior to the Closing Date would be retained by Mendik/FW LLC.

     b. If the Closing Date shall be after the Outside Date and Mendik/FW LLC shall have acquired the Major Partner interests in B&B for cash (in the amount set forth on Schedule A with respect to such transfers), which cash shall have been loaned to Mendik/FW LLC by the Vornado 1740 Sub pursuant to the B&B Loan (as defined in Section 5.12 of the Agreement), then OP Sub-B&B shall acquire such interests directly from Mendik/FW LLC pursuant to the Contribution Agreement described in Section 1.1(f) of the Agreement. Immediately after such acquisition, Op Sub-B&B would transfer its interest as a limited partner in B&B to the Operating Partnership. Such Contribution Agreement relating to the transfer of the Major Partner interest in B&B would provide that any refunds of real estate taxes received with respect to Two Park Avenue for periods prior to the Closing Date would be retained by Mendik/FW LLC.


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

     2. The interest of Mendik RELP Corporation (formerly Mendik Corporation) in B&B would be transferred to OP Sub-B&B in exchange for the number of Units set forth on Schedule A with respect to such transfer.

     3. The limited partnership interest of Mr. Mendik in B&B would be transferred to the Operating Partnership.

     4. As a result of the ongoing transfers, Op Sub-B&B would be the sole general partner of B&B and the Operating Partnership would be the limited partner.

F.   330 Madison

     1. A portion of the general partnership interest held by The Mendik Partnership L.P. (formerly The Mendik Company, L.P.) in M 330 Associates (including the right to receive 100% of the priority payments payable to The Mendik Partnership, L.P., but excluding any rights or obligations of The Mendik Partnership, L.P. as managing general partner) would be converted to a limited partnership interest. The Mendik Partnership L.P. would retain a 1% general partnership interest and would remain as managing partner of M 330 Associates. The conversion of The Mendik Partnership L.P.'s interest would expressly provide that the converted interest excludes any rights or obligations of The Mendik Partnership L.P. as managing general partner.

     2. At the closing, The Mendik Partnership, L.P.'s interest as a limited partner in M 330 Associates would be transferred to the Operating Partnership in exchange for the number of Units set forth on Schedule A with respect to such transfers.

     3. The .4644% interest of Knatten Inc. as a general partner in M 330 Associates would be transferred to a wholly owned LLC of the Operating Partnership ("OP Sub-330") in exchange for the number of Units set forth on Schedule A with respect to such transfers. All of the remaining limited partnership interests in M 330 Associates also would be transferred to the Operating Partnership in exchange for the number of Units set forth on Schedule A with respect to such transfers. As a result, M 330 Associates would be owned 98.5356% by the Operating Partnership, .4644% by OP Sub-330 as general partner and 1% by The Mendik Partnership, L.P. as managing general partner.

     4. By reason of the transfer to OP Sub-330 of Knatten's general partnership interest in M 330 Associates, OP Sub-330 would become the "Administrative General Partner" of M 330 Associates.

     5. Partners in M 330 Associates may receive additional Units as set forth in the applicable Partner Interest Contribution Agreement with respect to 330 Madison Avenue.


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

G.   570 Lexington

     1. The interests of the partners in 570 Lexington Investors would be transferred to the Operating Partnership in exchange for the number of Units set forth on Schedule A with respect to such transfers. Upon such purchase and transfers, 570 Lexington Investors would dissolve by operation of law. The outstanding principal balance [together with accrued interest thereon] of the promissory note, dated as of October 1, 1996, from 570 Lexington Investors to Mendik Realty, given with respect to the capital contributions to 570 Lexington Associates made by Mendik Realty after October 1, 1996, on behalf of and as a loan to 570 Lexington Investors, will be paid by the Operating Partnership simultaneously with the consummation of the foregoing transfers. The outstanding principal balance of such promissory note, as of March 1, 1997, is $280,000.

     2. Mendik 570 Corp. would transfer its general partnership interest in 570 Lexington Associates to a wholly owned LLC of the Operating Partnership ("OP Sub-570") in exchange for the number of Units set forth on Schedule A with respect to such transfers.

     3. The interests of The Mendik Partnership, L.P. (formerly The Mendik Company, L.P.) as special limited partner would be transferred to the Operating Partnership in exchange for the number of Units set forth on Schedule A with respect to such transfer. As a result, the general partners of 570 Lexington Associates, L.P. would be Quantum 570 Lexington L.P., OP Sub-570 and the limited partner and special limited partner would be the Operating Partnership.

     After giving effect to all of the foregoing transfers, the Operating Partnership or a subsidiary of the Operating Partnership would have acquired the interests of the Partners in exchange for a combination of cash and Units as set forth on Schedule A, all pursuant to the Partner Interest Contribution Agreements. The number of Units issued to each class of Partners in Eleven Penn Plaza, 330 Madison Avenue and 866 U.N. Plaza, as set forth on Schedule A, may increase based upon adjustments made with respect to "Net Other Assets" as more particularly described in the respective Partner Interest Contribution Agreements affecting the contribution of interests in such properties. The number of Units issued to Mendik/FW LLC in the recapitalization of the Operating Partnership pursuant to Section 1.2 of this Agreement shall be reduced by an amount equal to the quotient of (x) the sum of (i) the amount by which "Net Other Assets" (as defined in the Partner Interest Contribution Agreements with respect to Eleven Penn Plaza Company) of Eleven Penn Plaza Company exceeds $0 as of the Closing Date, and (ii) the amount by which "Net Other Assets" (as defined in the Partner Interest Contribution Agreement with respect to 866 U.N. Plaza Associates) of 866 U.N. Plaza Associates exceeds $9,250,000 as of the Closing Date.

     In the event that any of the foregoing transfers cannot be consummated as a result of the failure to obtain any necessary consents in connection with the


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

transfers contemplated hereby, the Mendik Group, Vornado and the Operating Partnership will use commercially reasonable efforts to restructure the transfers of interests to the Operating Partnership so as to effect a result similar to the structure contemplated by this Appendix A, provided that the same shall not change in any material respect the rights and obligations of the parties from those otherwise contemplated in this Agreement.


                                   SCHEDULE A

================================================================================
                            BUILDINGS              UNITS            CASH
--------------------------------------------------------------------------------
2 PENN PLAZA:

     Mendik Investors - Class C                    22,373
     Other Investors - Class D                     26,006
     Major Partner                                    962
--------------------------------------------------------------------------------
11 PENN PLAZA:

     Mendik Investors - Class C                    87,017
     Other Investors - Class D                    321,018
     M/S Limited Partners - Class E               388,124
--------------------------------------------------------------------------------
1740 BROADWAY:

     Mendik Investors - Class C                   16,336*
     Other Investors - Cash                                      $  2,450,000
     Major Partner                                               $ 73,000,000
--------------------------------------------------------------------------------
866 UNITED NATIONS PLAZA:

     Mendik Investors - Class C                    70,757
     Other Investors - Class D                    121,548
--------------------------------------------------------------------------------

----------
* If the Closing Date shall be after the Outside Date and the Vornado 1740 Sub shall have acquired all of the interests of the Mendik Investors for cash as contemplated by Section 5.12 of the Agreement, these Class C Units would not be distributed to the Mendik Investors. In addition, if less than all of the partners in 1740 Broadway Investment Company consent to the transfer of their interests, these Class C Units would not be distributed and, in lieu thereof, additional cash, in the amount of $849,472, would be paid to 1740 Broadway Investment Company in consideration of its interest in 1740 Broadway Associates.


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

--------------------------------------------------------------------------------
2 PARK AVENUE:

     Mendik Investors - Class C                       423        $ 14,775,000
     Major Partner
--------------------------------------------------------------------------------
330 MADISON AVENUE:

     Mendik Investors - Class C                   103,244
     Other Investors - Class D                    104,444
--------------------------------------------------------------------------------
570 LEXINGTON AVENUE:

     Mendik Investors - Class C                    46,151
     Other Investors - Class D                     30,770
--------------------------------------------------------------------------------
TOTAL BY CLASS:

     Mendik Investors - Class C                   346,301
     Other Investors - Class D                    603,786
     M/S Limited Partners - Class E               388,124
     Major Partner                                    962        $ 87,775,000
     Other Investors - Cash                                         2,450,000

              TOTAL                             1,339,173        $ 90,225,000
================================================================================


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

                                                                      Schedule 1


Shareholder                                                       Common Shares
-----------                                                       -------------

Mr. Steven Roth                                                      774,250*

Mr. Michael Fascitelli                                                     0**

Interstate Properties                                              6,471,500***

----------

*    Of these Shares, 750,000 are pledged to secure a loan from the Company.

** As of the date of this agreement, Mr. Michael Fascitelli owns options to acquire 1,750,000 Common Shares, subject to certain vesting restrictions.

*** Of these Shares, 2,000,000 are pledged to Fleet Bank to secure Interstate Properties' line of credit.


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                                                                      Schedule 2





                  1,038,118


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